As filed with the Securities and Exchange Commission on June 25, 2007
Registration No. 333-41130

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 6
TO
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
LONE STAR TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	75-2085454 (I.R.S. Employer Identification Number)
15660 N. Dallas Parkway
Suite 500
Dallas, Texas 75248
(Address of Principal Executive Offices) (Zip Code)
James D. Garraux
General Counsel
United States Steel Corporation
600 Grant Street, Pittsburgh, PA 15219-2800
(412) 433-1121
(Name and address of agent for service)
(Telephone number, including area code, of agent for service)

EXPLANATORY NOTE
     This Post-Effective Amendment No. 6 to the Registration Statement on Form S-3 is being filed in order to deregister the undesignated securities of Lone Star Technologies, Inc. (the “Company”) having a total dollar amount of $114,037,500 remaining unsold pursuant to that certain Registration Statement on Form S-3 (Registration No. 333-41130) which was filed on July 11, 2000, as amended by that certain Pre-Effective Amendment No. 1 which was filed on August 2, 2000, that certain Pre-Effective Amendment No. 2 which was filed on October 20, 2000, that certain Pre-Effective Amendment No. 3 which was filed on November 13, 2000, that certain Post-Effective Amendment No. 1 which was filed on October 16, 2002, that certain Post-Effective Amendment No. 2 which was filed on December 6, 2002, that certain Post-Effective Amendment No. 3 which was filed on January 28, 2003, that certain Post-Effective Amendment No. 4 which was filed on April 7, 2003 and that certain Post-Effective Amendment No. 5 which was filed on April 17, 2003.
     On June 14, 2007, pursuant to an Agreement and Plan of Merger, dated as of March 28, 2007 (the “Merger Agreement”), by and among the Company, WP Acquisition Holding Corp. (“Merger Sub”) and United States Steel Corporation (“U. S. Steel”), Merger Sub merged with and into the Company (the “Merger”), with the Company surviving the Merger and becoming a wholly owned subsidiary of U. S. Steel.
     The Company files this post-effective amendment to remove from registration the undesignated securities of the Company having a total dollar amount of $114,037,500 that were registered by the registration statement, all of which remained unsold as of the consummation of the Merger.

SIGNATURE
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 6 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on the 25th day of June, 2007.

LONE STAR TECHNOLOGIES, INC.
By:	/s/ Robert M. Stanton
	Name:	Robert M. Stanton
Office: Vice President